REICH & TANG ASSET MANAGEMENT, LLC
                         REICH & TANG DISTRIBUTORS, INC.

                       CODE OF ETHICS AND CONDUCT ("CODE")

                           EFFECTIVE JANUARY 25, 2002


I.    DEFINITIONS
      -----------

      A. "Company" shall mean Reich & Tang Asset Management, LLC and Reich & Tang Distributors, Inc.

      B. "Covered Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, but shall not include securities that are direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

      C. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      D. "Control" shall have the meaning set forth in Section 2(a) (9) of the Investment Company Act of 1940 (the "Act").

      E. "Access Person" shall mean any manager, director, officer, or Advisory Person of the Company.

      F. "Advisory Person" shall mean:

         a. Any Employee, as defined herein, of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by the Company on behalf of a client, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

         b. Any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Covered Security by the Company on behalf of a client.

      G. "Employee" includes all "Access Persons" and "Advisory Persons" and "Investment Personnel" as defined herein as well as all other employees of the Company.

      H. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

      I. "Investment Personnel" shall mean:

         a. Those Employees of the Company (or of any company in a control relationship to or the Company) who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund or by the Company on behalf of its clients, and

         b. Any  natural   persons  who  control  the  Company  and  who  obtain
            information concerning recommendations made by the Company regarding the purchase or sale of securities by the Company.

      J. "Fund" shall mean an investment company registered under the Act that is managed by the Company.

      K. "Distributor" shall mean Reich & Tang Distributors, Inc.

      L. "Security Held or to be Acquired" by a client account that is managed by the Company ("Client Account") shall mean:

         1. Any Covered Security which, within the most recent 15 days:

            a. Is or has been held by a Client Account; or

            b. Is being  or has  been  considered  by a  Client  Account  or the
               Company for purchase by a Client Account; and

         2. Any option to purchase or sell, and any security convertible into or
            exchangeable  for,  a  Covered  Security   described  in  the  above
            paragraph 1.


II.   CONFLICTS OF INTEREST-PERSONAL INVESTMENTS
      ------------------------------------------

      A. GENERAL. All Employees are obliged to put the interests of the Company's clients before their own personal interests and to act honestly and fairly in all respects in their dealings with clients. This is an obligation imposed on all Employees of any investment advisory firm. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of the Company, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by a Client Account:

         1. To  employ  any  device,  scheme  or  artifice  to  defraud a Client
            Account;

         2. To make any untrue statement of a material fact to a Client Account or omit to state a material fact necessary in order to make the statements made to a Client Account, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client Account; or

         4. To engage in any manipulative practice with respect to a Client Account.

                  It is the fundamental policy of the Company to avoid conflicts of interest, potential conflicts of interest or even the appearance of such conflicts whenever possible. Moreover, it is a basic policy of the Company that no Employees should take advantage of their position with the Company for personal gain. However, if a conflict were to unavoidably occur, it is also the policy of the Company to resolve such conflict with the best interest of the client in mind. This condition inevitably places some restrictions on the freedom of investment of our Employees and their families.

                  This Code does not attempt to describe all possible  conflicts of interests, but rather, attempts to establish general principles and to highlight possible problem areas. Employees should be conscious that areas other than personal securities transactions may involve conflicts of interest. For example, one such area would be accepting gifts or favors from persons such as brokers, dealers, securities salespersons or other persons with whom the Company has a business relationship since such gifts or favors (such as the ability to participate in initial public offerings or private placements)  could  impair the  Employee's  objectivity.  Thus,  the requirements set forth below are not intended to cover all situations that may involve a possible conflict of interest. Rather they are intended to provide (i) a framework for understanding such conflicts and (ii) a mechanism for monitoring and reporting personal securities transactions. If there is any doubt about such matters, the compliance officers listed in Appendix A or such other persons designated by them to perform such functions ("Compliance Officers") should be consulted before any action regarding such matters is taken.

      B. PROHIBITED PERSONAL TRADING

         1. IMPROPER USE OF INFORMATION. No Employee may use his or her knowledge concerning any client's securities transactions for trading in his or her personal account, any account in which he or she has a "beneficial ownership" interest, or in any account controlled by or under the influence of such Employee.

         2. PURCHASES AND SALES. Unless the transaction is exempt under II.B.3. below, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of the transaction will acquire, any direct or indirect beneficial ownership interest and to his or her actual knowledge at the time of such Covered Security's purchase or sale,

            (a) Is  currently  being  purchased  or sold on  behalf  of a client
                (i.e., an order has been entered but not executed for a client), or

            (b) Is  currently  being  considered  for  purchase  or  sale on any client's behalf, even though no order has been placed, unless either

                (i)  The order for the client is executed or withdrawn or

                (ii) The Access  Person's order is executed at the same time and at the same price as the client's order and the Access Person's order does not otherwise receive any unfair advantage.

            In addition, unless the transaction is exempt under II.B.3. below, Investment Personnel may not purchase or sell, directly or indirectly, any Covered Security in which they have, or by reason of the transaction will acquire, any direct or indirect beneficial ownership interest and to their actual knowledge at the time of such purchase or sale,

            (a) Is  currently  being  considered  for  purchase  or  sale on any clients' behalf or

            (b) Has been  purchased  or sold for a client's  account  within the prior seven business days, unless they have obtained the prior written approval of one of the Compliance Officers.

                  In the event client orders cannot be fully  satisfied,  orders by Access Persons for the same security that were entered at the same time as client orders will only be satisfied after client orders are filled unless otherwise approved by a Compliance Officer. For these purposes, registered investment companies and unregistered investment funds are treated as clients even if Employees or their affiliates own all or substantially all of such entities. Any profits on transactions prohibited by this paragraph may be required to be disgorged in the discretion of a Compliance Officer.

                  Unless the  transaction  is exempt under II.B.3.  below or the transaction does not involve a Covered Security, every Access Person intending to make a personal securities transaction that will result in the Access Person acquiring or disposing of any direct or indirect beneficial ownership interest in Covered Securities whose value exceeds $15,000 must either (i) obtain prior written approval for such personal securities transaction from one of the Compliance Officers or (ii) refrain from effecting such transaction.

                  Requests  by Access  Persons for prior  clearance  of personal securities transactions must be made in writing on the standard Personal Trading Request and Authorization Form attached as Appendix B ("Authorization Form") and submitted to one of the Compliance Officers, who will be responsible for reviewing and processing such requests. Written responses to such requests will also be provided on the Authorization Form. The requesting Access Person should retain a copy of the Authorization Form for his or her records.

                  A   Compliance   Officer  may  grant  such   approval  if  the
            transaction (i) is considered not to be potentially harmful to any client, or (ii) would be very unlikely to affect the market in which such Covered Securities are traded, or (iii) clearly is not related economically to the Covered Securities to be purchased, sold, or held by any client and the Access Person is not in possession of material non-public information obtained in the course of the Access Person's duties for the Company. After an Access Person has been granted clearance with respect to a Covered Security, a Compliance Officer monitors trading in client accounts in such Covered Security and in such Access Person's account.

                  Prior  clearance of any  personal  securities  transaction  is effective for five (5) business days from and including the date clearance is granted. If the personal securities transaction is not completed within that period, re-approval of the transaction for each additional period of five (5) business days must be obtained.

         3. EXEMPT TRANSACTIONS. The prohibitions of II.B.2. above do not apply to the following transactions:

            a. Purchases  or sales  effected in any account over which an Access
               Person has no direct or indirect influence or control; or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and which the Access Person does not in fact influence or control the purchase or sale transactions;

            b. Purchases  or sales which are  non-volitional  on the part of the
               Access Person;

            c. Purchases  which are part of an automatic  dividend  reinvestment plan;

            d. Purchases effected upon the exercise of rights issued pro rata to all holders of a class of Covered Securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            e. Purchases  and sales of shares of open-end  investment  companies and other instruments not considered to be "Covered Securities" for purposes of this Code.

      C. ADDITIONAL RESTRICTIONS. The following rules govern Investment Personnel investment activities for the personal accounts of Investment Personnel and for accounts in which Investment Personnel have any direct or indirect beneficial ownership interests. These rules are in addition to those described in II.B. above.

         1. NEW ISSUES. Access Persons may not purchase any securities available in an initial public offering ("IPO") of common stock or convertible securities directly from the issuer or an underwriter at the initial offering price, but must purchase such securities in secondary trading, after obtaining the prior written approval of one of the Compliance Officers.

         2. PRIVATE PLACEMENTS. Investment Personnel may not purchase a security that is the subject of a private offering unless the prior written approval of one of the Compliance Officers has been obtained. The rationale of the Compliance Officer supporting the approval will be retained in the Company's files with the approval.

         3. SHORT SALES. Investment Personnel may not sell a Covered Security short that is owned by any client, unless the prior written approval of a Compliance Officer has been obtained. The rationale of the Compliance Officer supporting the approval will be retained in the Company's files with the approval.

         4. SHORT-TERM TRADING. Investment Personnel shall not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within 15 calendar days without the prior written approval of one of the Compliance Officers. Any profit realized by Investment Personnel on such short-term trading will be disgorged, unless such prior written approval has been obtained.

         5. OPTIONS AND FUTURES. The purchase, sale, and utilization of options and futures contracts on specific Covered Securities by Investment Personnel are subject to the same restrictions as those set forth in this Code with respect to Covered Securities, i.e., the option or futures contract should be treated as if it were the Covered Security for these purposes.

III.  GENERAL STANDARDS
      -----------------

      A. WRITTEN RECORD OF SECURITIES RECOMMENDATIONS. Every order for the purchase or sale of Covered Securities for clients, excluding recommendations to increase or decrease existing positions, must be memorialized in writing either prior to or immediately after the purchase or sale order is provided to the trading desk. A standard Security Trading Advice Form (buy/sell ticket) for purchase or sale orders must be used for this purpose and should be provided to or otherwise made available to the trading desk.

      B. USE OF SECURITIES RECOMMENDATIONS. Any investment ideas developed by any Access Person in the course of working for the Company must be made available for use by clients prior to any personal trading or investment by any Access Person based on such investment ideas, provided, however, that this shall not prohibit any Access Person from purchasing such Covered Securities where such purchase by clients would be inappropriate at such time in the opinion of applicable Investment Personnel. See also the prohibitions against self-dealing and front-running described in III.E. and III.F. below.

      C. GIFTS,   FAVORS  AND  GRATUITIES.   No  Employee  should  seek  from  a
         broker-dealer, securities salesperson, approved company (i.e., a company the Covered Securities of which are held by a client), supplier, client or other person or organization with whom the Employee has a business relationship any gift, favor, gratuity or preferential treatment that is or may appear to be connected with any present or future business dealings between the Company and that person or organization and which may create or appear to create a conflict of interest. Except as otherwise provided in this III.C., no gifts or other items of more than de minimis value may be accepted from any person or entity that does business with or on behalf of the Company. All gifts, favors or gratuities having a fair market value in excess of $100 should be reported immediately to one of the Compliance Officers in writing and described on the next Quarterly Report of Securities Transactions ("Quarterly Report") due from such Employee. Gifts, favors or gratuities with an aggregate value of less than $100 need only be reported on the next Quarterly Report due from such Employee. A determination will be made whether any such gifts, favors or gratuities should be returned. In addition, discretion should be used in accepting invitations for dinners, evening entertainment, sporting events or theater. While in certain circumstances it may be appropriate to accept such invitations, all invitations whose value exceeds $100 should also be immediately reported to one of the Compliance Officers and described on the next Quarterly Report due from such Employee. Any invitations from any person or organization involving free travel for more than one day must receive prior approval from one of the Compliance Officers. No Employee should offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of their recipient.

      D. INSIDE INFORMATION. No Employee may seek any benefit for himself or herself, a client or anyone else from the use of material, non-public information about issuers, whether or not held in the portfolios of our clients or suitable for inclusion in their portfolios. Any Employee who believes he or she is in possession of such information must contact one of the Compliance Officers immediately. This prohibition should not preclude an Employee from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. Please remember, in this regard, to review the Statement of Policy Regarding Insider Trading attached as Appendix C ("Policy Statement") in accordance with which all Employees must submit a Quarterly Report of Securities Transaction or otherwise provide such required information to the Company as provided herein.

      E. FAIR DEALING VS. SELF-DEALING. Every Employee shall act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. Self-dealing for personal benefit or for the benefit of the Company, at the expense of clients, will not be tolerated. The receipt of "special favors" from a stock promoter, such as participation in a private placement or IPO, as an inducement to purchase other Covered Securities for clients is not permitted. The existence of any substantial economic relationship between a proposed personal securities transaction and any Covered Securities held or to be acquired by the Company or clients must be disclosed on the Authorization Form.

      F. FRONT-RUNNING. No Access Person shall engage in "front-running" an order or recommendation, even if the Access Person is not handling either the order or the recommendation and even if the order or recommendation is for someone other than a client of the Company. Front-running consists of executing a transaction in the same or underlying Covered Securities, options, rights, warrants, convertible Covered Securities or other related Covered Securities, in advance of block or large transactions of a similar nature likely to affect the value of the Covered Securities, based on the knowledge of the forthcoming transaction or recommendation. See II.B.2. above in this regard.

      G. CONFIDENTIALITY. Information relating to any client's portfolio or activities is strictly confidential and should not be discussed with anyone outside of the Company. Please also see the Company's Privacy Policy. In addition, from the time that an Employee anticipates making a recommendation to purchase or sell a Covered Security, through the time that all transactions for clients based on that recommendation have been consummated, the "subject and content" of the recommendation may be considered to constitute "inside information". Accordingly, Employees must maintain the utmost confidentiality with respect to their recommendations during this period and may not discuss a contemplated recommendation with anyone outside of the Company. In this regard, please also see the Policy Statement.

               Any written or oral disclosure of information concerning clients or particular purchase or sale transactions for client accounts should be made only by persons who are specifically authorized to release that information, after consultation with one of the Compliance Officers. Please note that this prohibition is not intended to inhibit exchanges of information among Employees.

      H. SERVICE AS A DIRECTOR. Investment Personnel shall not serve on the board of directors of a publicly traded company, absent prior written authorization from a Compliance Officer based upon a determination that the board service would be consistent with the interests of the Company and its clients.


IV.   REPORTS OF PERSONAL INVESTMENTS BY EMPLOYEES
      --------------------------------------------

      A. ACCOUNT REPORTING. Every Employee must promptly notify one of the Compliance Officers in writing of any account in which he or she has or will have a beneficial ownership interest or for which he or she exercises influence or control over investment decisions. Such notification must identify the brokerage firm at which the account is maintained, the date the account was established, the account executive, the title of the account, the account number and the names and addresses of all individuals with a beneficial ownership interest in the account. This requirement also includes all such accounts of the Company's clients in which the Employee has or will have a beneficial ownership interest. Each Employee is responsible for arranging to have records for securities transactions in such accounts, other than those at the Company, sent to a Compliance Officer in accordance with IV.B. below, unless waived by a Compliance Officer.

      B. QUARTERLY REPORTING. Rule 204-2 under the Advisers Act and Rule 17j-1 under the Act requires that, with certain minor exceptions, the Company must maintain a record of every transaction in a Covered Security in which the Company or any Employee has, or by reason of such transaction acquires, direct or indirect beneficial ownership interest in the Covered Security. This recordkeeping requirement is met through Quarterly Reports sent to the Company or as otherwise provided herein.

               All Employees of the Company must file with the Company, by the tenth calendar day after the end of each quarter, a confidential Quarterly Report for the immediately preceding quarter whether or not there has been a personal securities transaction for the quarter. If, however, the Employee has arranged for delivery to the Compliance
         Officer of duplicate confirmations with respect to all reportable accounts regarding Covered Securities and such information has been received by the Compliance Officer, then the Employee need not complete the transaction sections in the Quarterly Report (and may not otherwise need to file the Quarterly Report). (A copy of this Quarterly Report is attached as Appendix D). Each Quarterly Report must set forth every transaction in a Covered Security:

            a. For the Employee's own account;

            b. For any account in which the  Employee has any direct or indirect
               "beneficial ownership" interest (as defined herein), unless the Employee has no direct or indirect "influence or control" over investment decisions for the account; and

            c. For any accounts of  non-clients  that the Employee  manages (for example, as trustee) or to whom the Employee gives investment or voting advice.

         In filing Quarterly Reports for such accounts, please note:

         (i) Employees must file a report every quarter whether or not there were any reportable transactions for such accounts, but no report is necessary if the Employee has provided for delivery to the Compliance Officers of all confirmations of all trades for all accounts. Generally, if an Employee did not have any reportable transactions and a Quarterly Report is filed, the Quarterly Report should state "None." All reportable transactions should be listed, if possible, on a single form. If necessary, because of the number of transactions, please attach a second form and mark it "continuation." For every Covered Security listed on the Quarterly Report, the information called for must be completed by all Employees. Copies of duplicate confirmation statements and account statements (including those with the Company) may be attached to a signed and dated Quarterly Report in lieu of setting forth the information otherwise required, or may be mailed directly to a Compliance Officer. The Employee must notify the Compliance Officer of all subsequent account openings.

         (ii) Quarterly Reports must show: (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares and the principal amount of the Covered Security involved; (ii) the nature of the transaction, i.e., purchase, sale or other acquisition or disposition, including gifts, the rounding out of fractional shares, exercises of conversion rights and exercises or sales of subscription rights;
               (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and (v) the date that the report is submitted by the Employee.

         (iii) If duplicate confirmation statements and copies of account statements are not attached to the Employee's Quarterly Report they should be mailed to a Compliance Officer.

         (iv)  Quarterly  Reports  on  family  and  other  accounts  in which an
               Employee has any direct or indirect beneficial ownership interest, and which are fee paying clients of the Company or traded through the Company's Access System, need merely list the Company account number. Securities transactions for such accounts need not be separately itemized.

         (v) Quarterly Reports must state the name of any broker, dealer or bank with whom the Employee opened any new account in which any securities (not just those Covered Securities defined in I.B. above) were held for the direct or indirect benefit of the Employee and the date such account was established.

         (vi) Disclaimer of Beneficial Ownership. The broad definition of "beneficial ownership" is for purposes of this Code only. It does not necessarily cover other securities or tax laws. In reporting securities transactions to the Company, an Employee can include in his or her Quarterly Report "a statement declaring that the reporting or recording of any securities transaction shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security." For example, if an Employee who is a parent or custodian sold securities owned by a minor child under a Uniform Gifts to Minor Act, the Employee would report such transaction on the Quarterly Report, but such Employee could disclaim beneficial ownership.

               Whether an Employee's Quarterly Report should include such a disclaimer is a personal matter on which the Company will make no recommendation. A disclaimer may be important not only for securities law purposes, but also because it might be some evidence of ownership for other purposes, such as estate taxes. Accordingly, an Employee may wish to consult his/her own attorney on this issue.


V.    SECURITIES HOLDINGS FORM AND CERTIFICATIONS
      -------------------------------------------

      Upon entering employment with the Company (but in no event later than 10 days thereafter), each new Employee must complete an Existing Brokerage Accounts memorandum which is attached as Appendix E.2, and each new Access Person must file an Annual Personal Securities Holdings form which is attached as Appendix
F.2. Thereafter by January 30 of each year, all Access Persons must disclose on the Annual Personal Securities Holdings form, which is attached as Appendix F.2, all Covered Securities which they own or in which they have a beneficial ownership interest and all securities in any non-client account for which they participate in making decisions as of a date no more than 30 days before the report is submitted. The Annual Personal Securities Holdings form must show: (i) the title of the Covered Security, name of the issuer, the number of shares and principal amount of the Covered Security involved; (ii) the name of the broker, dealer or bank with whom such accounts are maintained; and (iii) the date that the report is submitted by the Access Person. They must also disclose the names of all securities accounts, even if holding only non-Covered Securities. Additionally, Employees annually receive a copy of this Code and the Company's Statement of Policy Regarding Insider Trading, and they are expected to certify their adherence to such provisions. See Appendix E.1.


VI.   ADVISING NON-COMPANY CLIENTS
      ----------------------------

            Employees may not render investment advice to persons other than clients of the Company or members of the Employee's immediate family, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and cleared with a Compliance Officer. Such advisory relationships are subject to the reporting provisions of IV. above.


VII.  VIOLATIONS OF THIS CODE
      -----------------------

            Violations of this Code may result in the imposition of sanctions by regulatory authorities and/or the Company, including forfeiture of any profit from a transaction, reduction in salary, fine, letter of censure, suspension or termination of employment or such other remedial action as deemed appropriate by a Compliance Officer.


VIII. ACKNOWLEDGMENT OF RECEIPT
      -------------------------

            Shortly following the commencement of employment, new Employees must meet with the Compliance Officer to review the obligations imposed by this Code. New Employees shall then sign a Compliance Certificate, which is attached to the Code as Appendix E.1, to affirm that they have received the Code and will be given a copy of the Code for their files. All Employees shall be required on an annual basis to review the Code and sign another Compliance Certificate, which is attached as Appendix F.1.


IX.   REPORT TO BOARDS OF FUND CLIENTS
      --------------------------------

            At least annually, the Company must furnish to the Board of each Fund client that it advises or underwrites, respectively, a written report that (i) describes any issues arising under the Code, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Company has adopted procedures reasonably necessary to prevent Employees from violating the Code.


X.    WAIVERS
      -------

            A Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances, subject to such conditions and restrictions as such Compliance Officer deems appropriate. However, the Company expects waivers will be granted only in rare instances, and those provisions of the Code that are mandated by law or regulation cannot be waived. A model form of such waiver is attached hereto as Appendix H.

                                                                      APPENDIX A

COMPLIANCE OFFICERS
-------------------

Richard E. Smith III

Michael Appleton


SPECIAL COMPLIANCE DEPUTY:
--------------------------

Beverly J. DeWitt

                                                                      APPENDIX B

                       REICH & TANG ASSET MANAGEMENT, LLC
                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

This Form must be completed by all Access Persons of Reich & Tang Asset Management, LLC ("Company") PRIOR to certain personal securities transactions specified in the Company's Code of Ethics, unless the transaction concerns an "exempt transaction" or does not involve "Covered Securities" as defined in the Code of Ethics for the Company.

SECTION I. (to be completed by the Access Person)
----------

1. Name:  _________________________________________  (Phone:___________________)

2. Date or dates of  proposed  transaction:_____________________________________

3. Name of the issuer and dollar amount and/or number of securities of the issuer proposed to be purchased or sold:_____________________________________

4. Nature of transaction (i.e., purchase, sale, or other type of acquisition):1/

   -----------------------------------------------------------------------------

5.  Are you or is a  member  of  your  immediate  family  an    Yes /_/   No /_/
    officer or director of the issuer of the securities or any affiliate2/ of the issuer? If YES, please describe:

   ---------------------------------------------------------

   ---------------------------------------------------------

   ---------------------------------------------------------

6.  Do you have  any  direct  or  indirect  professional  or    Yes /_/   No /_/
    business   relationship   with   the   issuer   of   the
    securities3/? If YES, please describe:__________________

   ---------------------------------------------------------

   ---------------------------------------------------------

   ---------------------------------------------------------

7.  Do you currently beneficially own more than 1/2 of 1% of    Yes /_/   No /_/
    the outstanding equity securities of the issuer? If YES, please report the total number of shares "beneficially owned":_________________________________________________

   ---------------------------------------------------------

   ---------------------------------------------------------

   ---------------------------------------------------------


----------------------

1/ If other than a market order, please describe any proposed limits.

2/ For purposes of this question, "affiliate" would include (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuers and (ii) any entity under common control with the issuer.

3/ A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services and insurance coverage.

SECTION II. (to be completed by the Access Person)
-----------

1. Are  you  aware  of  any  facts  regarding  the  proposed    Yes /_/   No /_/
   personal securities transaction,  including the existence
   of any  substantial  economic  relationship  between  the
   proposed   personal   securities   transaction   and  any
   securities  held or to be  acquired  by the  Company,  or
   clients  of  the  Company,  that  may  be  relevant  to a
   determination   as  to  the   existence  of  a  potential
   conflict of interest4/?  If YES, please describe:________

   ---------------------------------------------------------

   ---------------------------------------------------------

   ---------------------------------------------------------

2. Is the Covered  Security in question being considered for    Yes /_/   No /_/
   recommendation to any client account or is there an order for a client account pending?

   If YES,  do you  intend to trade at a  different  time or
   price?                                                       Yes /_/   No /_/

   If YES, all Access Person orders must wait until the client order is executed or withdrawn. Investment Personnel orders concerning such Covered Securities must receive prior written approval if made within seven days of the client order. See criteria listed in Section III below.

3. Has the Covered  Security in question  been  purchased or    Yes /_/   No /_/
   sold within the past seven days?  If YES, all  Investment
   Personnel orders concerning such Covered Securities must receive prior written approval. See criteria list in
   Section III below.

4. Does the personal securities  transaction involve Covered    Yes /_/   No /_/
   Securities   to  be  acquired  or  sold  having  a  value
   exceeding $15,000? If YES, the transaction must receive prior written approval. See criteria listed in Section
   III below.

TO THE BEST OF YOUR KNOWLEDGE AND BELIEF, THE ANSWERS THAT YOU HAVE PROVIDED ABOVE IN THIS FORM ARE TRUE AND CORRECT.



--------------------------------------    --------------------------------------
DATE                                      SIGNATURE





----------------------
4/ Facts that would be responsive to this question would include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for clients. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where clients might invest in securities related to the leveraged buy-out. The foregoing are by no means the only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

SECTION III. (to be completed by the Compliance Officer)
------------

In determining whether to grant approval, the Compliance Officer will consider the following factors:

1. Will the Access Person or Investment Personnel forseeably    Yes /_/   No /_/
   obtain a better  price with  respect to the same  Covered
   Securities than any pending or recommended transactions for clients?

2. Does the Access Person or Investment Personnel propose to    Yes /_/   No /_/
   purchase a Covered Security in a rising market ahead of any client accounts?

3. Does the Access Person or Investment Personnel propose to    Yes /_/   No /_/
   sell a Covered Security in a falling market ahead of any client accounts?

4. Is the broker selection unusual in any respect?              Yes /_/   No /_/

5. Is the size of the personal securities  transaction large    Yes /_/   No /_/
   in comparison to the average trading volume for the Covered Security?

6. Is the size of the personal securities  transaction large    Yes /_/   No /_/
   in comparison to the size of other transactions effected for the Access Person or Investment Personnel?

7. Does the Access  Person or  Investment  Personnel  have a    Yes /_/   No /_/
   pattern of short-term transactions?

8. Does the Access  Person or  Investment  Personnel  have a    Yes /_/   No /_/
   pattern of trading before client transactions?

SECTION IV.
-----------

APPROVAL OR DISAPPROVAL OF PERSONAL TRADING REQUEST (TO BE COMPLETED BY COMPLIANCE OFFICER):

 /_/ confirm that the above - described proposed transaction is consistent with the policies described in the Code of Ethics of the Company and that the conditions necessary5/ for approval of the proposed transaction have been satisfied.

 /_/ I do not believe the above - described proposed transaction is consistent with the policies described in the Code of Ethics of the Company or that the conditions necessary for approval of the proposed transaction have been satisfied.

------------------------------------      --------------------------------------
DATE                                      SIGNATURE


                                          --------------------------------------
                                          TITLE

----------------------

5/ In the case of a personal  securities  transaction  that  involves a "Covered
   Security" and is not an "exempt transaction" under the Code of Ethics, please note that one of the Compliance Officers is required to determine that the proposed personal securities transaction (i) is not potentially harmful to any client, or (ii) would be very unlikely to affect the market in which the portfolio securities are traded, or (iii) clearly is not related economically to securities to be purchased, sold, or held by any client. In addition, the Code of Ethics require that the decision to purchase or sell the Covered Security at issue does not involve the use of material non-public information obtained in the course of the Access Person's relationship with the Company.

                                                                      APPENDIX C

                  STATEMENT OF POLICY REGARDING INSIDER TRADING
                              ("POLICY STATEMENT")


      Every Employee6/ of Reich & Tang Asset Management, LLC ("RTAM"), a registered investment adviser, must read and retain a copy of this Policy Statement. Any questions regarding this Policy Statement should be referred to RTAM's compliance officers (the "Compliance Officers") who are primarily responsible for the enforcement of the policies and procedures described herein.

SECTION 1.  STATEMENT OF POLICY

         This Policy Statement applies to every Employee and extends to activities both within and outside the scope of their duties at RTAM. RTAM forbids any Employee from engaging in any activities that would be considered to be "insider trading."

         The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

         a. Trading by an insider, while in possession of material non-public information;

         b. Trading by a non-insider while in the possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

         c. Recommending the purchase or sale of securities while in possession of material non-public information; or

         d. Communicating material non-public information to others (i.e., "tipping").

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this Policy Statement, you have any questions, you should consult one of the Compliance Officers.

   A. WHO IS AN INSIDER? The concept of "insider" is broad and it includes officers, partners, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of these organizations. In addition, RTAM and its Employees may become temporary insiders of a company that RTAM advises or for which RTAM performs other services. According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must, at least, imply such a duty.

----------------------

6/ The term "Employee" as used herein includes "access persons" and "advisory representatives," as those terms are defined in Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940, respectively, as well as all other employees of RTAM. Your receipt of this Policy Statement for your review and signature means you are a person to whom some or all of the provisions of this Policy Statement apply.

   B. WHAT IS MATERIAL INFORMATION? Trading, tipping, or recommending securities transactions based on inside information is not an actionable activity unless the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions; or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, the following: dividend changes, earnings estimates, changes in previously released earning estimates, a joint venture, the borrowing of significant funds, a major labor dispute, merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. For information to be considered material, it need not be so important that it would have changed an investor's decision to purchase or sell a particular security; rather it is enough that is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.

   C. WHAT IS NON-PUBLIC INFORMATION? All information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

   D. BASES FOR LIABILITY. In order to be found liable for insider trading, one must either: (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party; or (ii) have misappropriated material non-public information from another person.

      1. Fiduciary Duty Theory

               Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. In 1990, the U.S. Supreme Court held that there is no general duty to disclose before trading on material non-public information, and that such a duty arises only where there is a fiduciary relationship. That is, there must be an existing relationship between the parties to the transaction such that one party has a right to expect that the other party would either: (a) disclose any material non-public information, if appropriate or permitted to do so; or (b) refrain from trading on such material non-public information.

               In 1983, the U.S. Supreme Court stated alternative theories under which non-insiders can acquire the fiduciary duties of insiders: (a) they can enter into a confidential relationship with the company through which they gain the information (e.g., attorneys and accountants); or (b) they can acquire a fiduciary duty to the company's shareholders as "tippees" if they were aware, or should have been aware, that they had been given confidential information by an insider that violated his or her fiduciary duty to the company's shareholders by providing such information to an outsider.

               However, in the "tippee" situation, a breach of duty occurs only where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a QUID PRO QUO.

      2. Misappropriation Theory

               Another basis for insider trading liability is the "misappropriation" theory. Under the misappropriation theory, liability is established when trading occurs as a result of, or based upon, material non-public information that was stolen or misappropriated from any other person. The U.S. Supreme Court held that a columnist for The Wall Street Journal had defrauded the Journal when he obtained information that was to appear in the Journal and used such information for trading in the securities markets. The U.S. Supreme Court held that the columnist's misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon, even though the columnist owed no direct fiduciary duty to the issuers of the securities described in the column or to the purchasers or sellers of such securities in the marketplace. Similarly, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory.

   E. PENALTIES FOR INSIDER TRADING. Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties include:

      a. Civil injunctions;

      b. Criminal penalties of up to $1 million and a maximum jail term of from five to ten years for individuals and, for "non-natural persons", penalties of up to $2.5 million;

      c. Private rights of actions for disgorgement of profits;

      d. Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted;

      e. Civil penalties for the employer or other controlling person of up to the greater of $1 million per violation or three times the amount of profit gained or loss avoided as a result of each violation; and

      f. A permanent  bar,  pursuant to the SEC's  administrative  jurisdiction,
         from  association  with  any  broker,   dealer,   investment   company,
         investment adviser, or municipal securities dealer.

         In addition, any violation of this Policy Statement can be expected to result in serious sanctions by RTAM, including dismissal of the person(s) involved.


SECTION II. PROCEDURES TO IMPLEMENT THIS POLICY STATEMENT

         The following procedures have been established to aid Employees in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every Employee of RTAM must follow these procedures or risk serious sanctions, as described above. If you have any questions about these procedures, please contact one of the Compliance
   Officers. An Employee shall be automatically exempt from the procedures outlined herein to the extent that such Employee has been granted a waiver from the corresponding provisions of the Code of Ethics and Conduct (the "Code").

   A. IDENTIFYING INSIDER INFORMATION. Before trading for yourself or others, including for any client accounts managed by RTAM, in the securities of a company about which you may have potential insider information, or before revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

      a. Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

      b. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

               If, after consideration of the above, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you should take the following steps:

         (i) Report the matter immediately to one of the Compliance Officers. In consulting with the Compliance Officers, you should disclose all information that you believe may bear on the issue of whether the information you have is material and non-public.

         (ii) Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by RTAM, and from recommending a purchase or sale of such securities.

         (iii) Refrainfrom` communicating the information inside or outside RTAM, other than to the Compliance Officers.

         After the Compliance Officers have reviewed the issue, you will be instructed to continue the prohibitions against trading, recommending, or tipping, or you will be allowed to trade, recommend, or communicate the information. In appropriate circumstances, the Compliance Officers will consult with legal counsel as to the appropriate course to follow.

   B. PERSONAL SECURITIES TRADING. All Employees of RTAM must submit to a Compliance Officer Quarterly Reports of Securities Transactions ("Quarterly Reports") concerning their securities transactions. (A copy of this Quarterly Report is attached to RTAM's Code of Ethics as Appendix D). Employees must file a Quarterly Report whether or not there were any reportable transactions in their personal accounts, but no report is necessary if the Employee has provided for delivery of all required information to and such information was received by a Compliance Officer and the Employee notifies a Compliance Officer of all subsequent account openings. If an Employee did not have any reportable transactions for the quarter and files a Quarterly Report, the Quarterly Report should state "None."

   C. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION. Information in your possession that you identify, or which has been identified to you, as material and non-public must not be communicated to anyone, except as provided in paragraph II.A., above. In addition, you should make certain that such information is secure.

   D. RESOLVING ISSUES CONCERNING INSIDER TRADING. If, after consideration of the items set forth in paragraph II.A., above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with one of the Compliance Officers before trading or recommending a purchase or sale based on such information or communicating the information in question to anyone.

   E. SUPERVISORY PROCEDURES. The Compliance Officers are critical to the implementation and maintenance of these Policy and Procedures against insider trading. The supervisory procedures set forth below are designed:
      (i) to prevent insider trading; and (ii) to detect insider trading.

      1. PREVENTION OF INSIDER TRADING. In addition to the prior approval and the reporting and monitoring procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading by Employees.

         a. Each Employee will at least annually be provided with a copy of this Policy Statement regarding insider trading;

         b. The Compliance Officers will answer questions regarding this Policy Statement;

         c. The Compliance Officers will resolve issues of whether information received by an Employee is material or non-public;

         d. The Compliance Officers will review on a regular basis, and update as necessary, this Policy Statement;

         e. Whenever it has been determined that an Employee has material non-public information, the Compliance Officers will: (i) implement measures to prevent dissemination of such information, and (ii) restrict Employees from trading in the securities by placing such securities on RTAM's Restricted List; and

         f. Upon the request of any Employee, where necessary or appropriate, one of the Compliance Officers will promptly review and either approve or disapprove a request for clearance to trade in specified securities.

      2. DETECTION OF INSIDER TRADING. To detect insider trading, the Compliance Officers will:

         a. Review the personal securities transaction reports filed by certain Employees, including subsequent quarterly review of all personal securities transactions;

         b. Review the trading activity of client accounts managed by RTAM;

         c. Review the trading activity of RTAM's own accounts, if any; and

         d. Coordinate this review with other appropriate Employees of RTAM, when the Compliance Officers have reason to believe that insider information has been provided to certain Employees.

      3. SPECIAL REPORTS TO MANAGEMENT. Promptly upon learning of a potential violation of this Policy Statement, the Compliance Officers will investigate the situation and may, if deemed appropriate, prepare a confidential written report to management providing full details and recommendations for further action.

                                                                      APPENDIX D

                       REICH & TANG ASSET MANAGEMENT, LLC
                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS
                       (FOR THE QUARTER ENDED___________)

/_/  I HAVE NO securities transactions to report for this quarter.

/_/ I HAVE securities transactions to report for this quarter and they are listed as follows (to report additional transactions, please attach additional pages, as needed).

/_/ AS AN ANALYST/MANAGER, to the best of my knowledge, all of the trades that I have given to the Trading Desk for clients have been executed in accordance with my instructions.

TRANSACTIONS:
================================================================================
 DATE      SHARES/   SECURITY*   INTEREST   PRICE    BUY     SELL     NAME OF
           AMOUNT                RATE AND                             BROKER OR
                                 MATURITY                             BANK
                                 DATE (IF                             USED
                                 APPLICABLE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
                           (*Please  do  not  abbreviate  or use ticker symbol.)


Does any transaction for the quarter involve:

(a)Sales of securities purchased within 15 days of the sales?   Yes /_/   No /_/

(b) Purchases or sales of private placement securities?         Yes /_/   No /_/

(c) Purchases of an IPO within 5 days of its issuance?          Yes /_/   No /_/

NEW ACCOUNTS:

/_/ I have not opened any new securities accounts, including accounts holding only non-Covered Securities, with any broker, dealer or bank during this quarter.

/_/ I have opened a new securities account(s), including accounts holding only non-Covered Securities, with the broker, dealer or bank listed below:

     Name of broker, dealer or Bank:
                                    --------------------------------------------
     Date the account(s) were established:
                                          --------------------------------------
     Account Number(s):
                       ---------------------------------------------------------
     Name in which  account(s) were opened:
                                           -------------------------------------
     Directions:

1. Include all securities transactions other than transactions in shares of open-end investment companies (mutual funds), direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or purchases which are part of an automatic dividend reinvestment plan.

2. Report all transactions for all accounts (including client accounts) in which you have any direct or indirect beneficial interest, except any such account where you have no influence or control over investments. This includes accounts of other members of your household for whose welfare you are responsible or with whom you share expenses, such as a spouse, child, or elderly relation. It would also include securities owned by an entity if you are in a position to influence investment decisions of that entity.

3. A report on this form is required EVERY QUARTER. IT IS TO BE FILED WITHIN 10 DAYS AFTER THE END OF EACH QUARTER even if no securities transactions have been carried out during the month.

GIFT DISCLOSURE:

I (received |_| / did not receive |_| ) favors, gifts or gratuities from brokers, dealers, investment bankers or other business-related persons or organizations during the above month. If such items were received, please describe such favors, gifts or gratuities and the circumstances under which such items were received below:

===============================================================================
 DATE      APPROXIMATE  VALUE    ITEM/EVENT
           (IF OVER $100)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

QUARTERLY CERTIFICATION
-----------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code. All information provided in this Report is true and complete to the best of my knowledge.



---------------------------------------    -------------------------------------
 NAME (PLEASE PRINT)                       SIGNATURE


---------------------------------------
 DATE SUBMITTED:

                                                                    APPENDIX E.1

                                   MEMORANDUM

TO:     Reich & Tang Asset Management, LLC Employees

FROM:   Michael Appleton

RE:     Code of Ethics and Conduct Statement of Policy Regarding Insider Trading

DATE:

--------------------------------------------------------------------------------

      Attached  to this  memorandum  are the Code of  Ethics  and  Conduct  (the
"Code") and Statement of Policy Regarding Insider Trading (the "Policy Statement") for Reich & Tang Asset Management, LLC. Both of these documents are essential in helping us to protect the interests of all of our clients by maintaining the high standards and reputation of the firm and guarding against inadvertent violations of federal and/or state securities laws by the Company, its members, managers, officers and employees.

For these reasons, we will from time to time distribute copies of the Code and Policy Statement to our members, managers, officers and employees to be sure that everyone is familiar with their provisions and continues to agree to comply with the Code and Policy Statement as a condition of employment.

After you have had an opportunity to read and understand the Code and Policy Statement, please return a signed copy of this memorandum to me acknowledging
(i) your receipt of such documents, (ii) your compliance with their terms, including reporting or disclosing all personal securities transactions or instances of insider trading required to be reported or disclosed pursuant to the requirements of the Code and Policy Statement, (iii) your agreement to comply with the provisions of those documents in the future and (iv) your understanding that violations of the Code or Policy Statement may lead to sanctions, including fines, profit disgorgement, disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Retain the Code and Policy Statement for your files.












---------------------------------------    -------------------------------------
 NAME (PLEASE PRINT)                       SIGNATURE


---------------------------------------
 DATE SUBMITTED:

                                                                    APPENDIX E.2

                                   MEMORANDUM

TO:         Michael Appleton

FROM:

DATE:

SUBJECT:    Existing Brokerage Accounts

--------------------------------------------------------------------------------

      This memo is to acknowledge that I understand that as part of my compliance with Reich & Tang Asset Management, LLC's Code of Ethics and Statement of Policy Regarding Insider Trading, I may ONLY MAINTAIN A BROKERAGE RELATIONSHIP WITH NEUBERGER BERMAN LLC.

I understand that I am not to open any new brokerage accounts other than an account at Neuberger Berman LLC with trades executed by the Company's Trading Desk. I have listed any existing brokerage relationships below and will contact each to close my account within the next 30 days.








---------------------------------------    -------------------------------------
 NAME (PLEASE PRINT)                       SIGNATURE


---------------------------------------
 DATE SUBMITTED:

                                                                    APPENDIX F.1

                                   MEMORANDUM

TO:       Reich & Tang Asset Management, LLC Employees

FROM:     Richard E. Smith, III

RE: Annual Distribution of Code of Ethics and Conduct Statement of Policy Regarding Insider Trading

Date:

--------------------------------------------------------------------------------

      Attached  to this  memorandum  are the Code of  Ethics  and  Conduct  (the
"Code") and Statement of Policy Regarding Insider Trading (the "Policy Statement") for Reich & Tang Asset Management, LLC. Both of these documents are being distributed to all employees to be sure that everyone is familiar with their provisions and continues to agree to comply with the Code and Policy Statement as a condition of employment. We have made the following changes to the Code:

      o Modified certain trading restrictions so that they apply only to Investment Personnel, instead of all employees:

      o Modified the preclearance requirement to apply only to the personal trading transactions of Access Persons, instead of all employees;

      o Modified the reporting requirement to require quarterly reports instead of monthly reports;

      o Modified the initial and annual securities holdings reporting requirements to apply to Access Persons, instead of all employees

      o     Provided   greater   flexibility  to  the  Compliance   Officers  to
            administer appropriate remedies for violations of the Code.

      After you have had an opportunity to read and understand the Code and Policy Statement, please return a signed copy of this memorandum to Michael Appleton acknowledging (i) your receipt of such documents, (ii) your compliance with the terms, including reporting or disclosing personal securities transaction or instances of insider trading required to be reported or disclosed pursuant to the requirements of the Code and Policy Statement, (iii) your agreement to comply with the provisions of those documents in the future and
(iv) your understanding that violations of the Code or Policy Statement may lead to sanctions, including fines, profit disgorgement, disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Retain the Code and Policy Statement for your files.

      This form and the attached Annual Personal Securities Holdings form must be completed and returned to Michael Appleton as soon as possible.



---------------------------------------    -------------------------------------
 NAME (PLEASE PRINT)                       SIGNATURE


---------------------------------------
 DATE SUBMITTED:

                                                                    APPENDIX F.2

                       REICH & TANG ASSET MANAGEMENT, LLC
                       ANNUAL PERSONAL SECURITIES HOLDINGS

      In accordance with Section V of the Code of Ethics, please provide a list of all Covered Securities which you own or in which you have a Beneficial Interest, including those in accounts of your immediate family members and all Covered Securities in non-client accounts for which you make investment decisions.

(1)  Your name:
                                       -------------------------------------

(2)  If different than (1), name of
     the person in whose name the
     account is held:

(3)  Relationship of (2) to (1):

(4)  Broker at which account is
     maintained:

(5)  Account Number:

(6)  Contact person at Broker and
     phone number:

(7) For each account, attach the most recent account statement listing Covered Securities in that account. If you own or have a Beneficial Interest in Covered Securities that are not listed in an attached account statement(s), list each such Covered Security below:

Name of Covered Security Custodian:                  Quantity:        Value:

1.
  --------------------------------------------- ------------------ -------------
2.
  --------------------------------------------- ------------------ -------------
3.
  --------------------------------------------- ------------------ -------------
4.
  --------------------------------------------- ------------------ -------------
5.
  --------------------------------------------- ------------------ -------------
6.
  --------------------------------------------- ------------------ -------------

 (8) Please list below the name of any broker, dealer or bank in which you and/or a member of your family or household maintained an account, as of December 31, _____, in which securities (including securities which are not Covered Securities) are held:


Name(s) and Address(es) of Account                   Account         Name(s) on
Institution(s):                                     Number(s):        Account:

1.
  --------------------------------------------- ------------------ -------------
2.
  --------------------------------------------- ------------------ -------------
3.
  --------------------------------------------- ------------------ -------------
4.
  --------------------------------------------- ------------------ -------------
5.
  --------------------------------------------- ------------------ -------------
6.
  --------------------------------------------- ------------------ -------------

                      (Attach separate sheet if necessary)

      I certify that all of the information in this form is true and complete, and the attached statement(s) (if any) constitute all of the Covered Securities that I own or in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.



---------------------------------------    -------------------------------------
 NAME (PLEASE PRINT)                       SIGNATURE


---------------------------------------
 DATE SUBMITTED:

          THIS FORM SHOULD BE RETURNED TO MICHAEL APPLETON - 10TH FLOOR
                          BY JANUARY 30TH OF EACH YEAR

                                                                      APPENDIX G

      Effective January 1, 1998, all existing brokerage relationships were "grandfathered"; all new accounts must be opened at Neuberger Berman LLC and trades must be executed by the Company's Trading Desk located on the 8th Floor.

                                                                      APPENDIX H

                       REICH & TANG ASSET MANAGEMENT, LLC

                                 FORM OF WAIVER
                                 --------------

                         CODE OF ETHICS PROVISION WAIVER

      In accordance with Reich & Tang Asset Management, LLC's Code of Ethics, this letter serves as a waiver from the following provisions for certain Managers of the Board of Managers of the Company named below:





      Company Managers who are not employees of the Company and have no access to information concerning current recommendations or trading by the Company, are exempt from the following provisions of the Code:

      o  Part II, Section B.2

      o  Part II, Section C

      o  Part III, Section C

      o Part IV, Section A - This section applies except that notification of such accounts will be provided quarterly.

      o Part IV, Section B - This section applies except that (i) duplicate confirmation statements and account statements will not be required; and (ii) no reporting will be required for accounts over which there is no direct or indirect beneficial ownership, and/or accounts over which the exempted person has no direct or indirect influence or control.

      o Part V - This Section applies except that (i) the requirements of the Existing Brokerage Accounts memorandum (Appendix E2) referenced therein do not apply, and (ii) no reporting will be required for accounts over which there is no direct or indirect beneficial ownership, and/or accounts over which the exempted person has no direct or indirect influence or control.

      o  Appendix B

      o  Appendix D

      o  Appendix F.2

Forms B and C, attached hereto (or substantially similar forms), will be substituted for Appendix D and F.2. The Form C will be reviewed by Reich & Tang Asset Management, LLC's Special Compliance Deputy who shall deliver such Form and a report on any irregularities therein to the attention of Reich & Tang Asset Management, LLC's Compliance Officers.

                      FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS DESCRIBED IN APPENDIX H AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:
                                              ----------------------------------
Reporting  Period/Calendar Quarter End Date:
                                              ----------------------------------
Date received by COMPLIANCE OFFICER:
                                              ----------------------------------

TRANSACTIONS REPORT (CHECK ONE OF THE FOLLOWING THREE BOXES):
-------------------------------------------------------------

/_/  There were no transactions in COVERED  SECURITIES  during the most recently
     completed   calendar   quarter   in   which   I,  or  any   member   of  my
     FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

/_/ Attached as APPENDIX B is a complete list of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

/_/ Attached are duplicate broker confirmations of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

NEW SECURITIES ACCOUNTS (CHECK ONE OF THE FOLLOWING TWO BOXES):
---------------------------------------------------------------

/_/ Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had Beneficial Ownership.

/_/ During the most recent calendar quarter, I and/or a member of my FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers or banks in which securities are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP:

Name(s) and Address(es) of Account                   Account         Name(s) on
Institution(s):                                     Number(s):        Account:

1.
  --------------------------------------------- ------------------ -------------
2.
  --------------------------------------------- ------------------ -------------
3.
  --------------------------------------------- ------------------ -------------
4.
  --------------------------------------------- ------------------ -------------
5.
  --------------------------------------------- ------------------ -------------
6.
  --------------------------------------------- ------------------ -------------

QUARTERLY CERTIFICATION:
------------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code. All information provided in this Form B is true and complete to the best of my knowledge.



                                        ----------------------------------------
                                        SIGNATURE


                                        ----------------------------------------
                                        DATE SUBMITTED:


Appendix B - Complete List of Transactions in COVERED SECURITIES During Most Recent Calendar Quarter

Name of ACCESS PERSON:
                                              ----------------------------------
Reporting  Period/Calendar Quarter End Date:
                                              ----------------------------------
Date received by COMPLIANCE OFFICER:
                                              ----------------------------------

IF AN ACCOUNT'S DUPLICATE  STATEMENTS AND CONFIRMS ARE NOT CURRENTLY RECEIVED BY
THE  COMPLIANCE  OFFICER,  PLEASE  LIST  ALL  OUTSTANDING   TRANSACTIONS  BELOW,
INCLUDING THOSE HELD IN PHYSICAL FORM:


-----------------------------------------------------------------------------------------------------------------------------------
                      TYPE         TITLE OF                                                                          INSTITUTION
                     (e.g.,        SECURITIES        NUMBER                        RATE/MATURITY                       THROUGH
TRANSACTION        PURCHASE,       AND CUSIP       OF SHARES       PRINCIPAL            DATE                            WHICH
-----------        ---------       ---------       ---------       ---------            ----                            -----
   DATE              SALE)                                          AMOUNT        (IF APPLICABLE)       PRICE    TRANSACTION EFFECT
   ----              -----                                          ------        ---------------       -----    ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

--------------- --------------- ---------------- -------------- -------------- ---------------------- ---------- ------------------

Note:  Please use additional sheets as needed

      FORM C - ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS DESCRIBED IN APPENDIX H AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN JANUARY 30 OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

 Name of ACCESS PERSON:
                                              ----------------------------------
 Reporting  Period/Calendar Quarter End Date:
                                              ----------------------------------
 Date received by COMPLIANCE OFFICER:
                                              ----------------------------------


Annual Certification

I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code.

ANNUAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):

/_/ As of December 31, neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

/_/ Attached as APPENDIX C is a complete list of all transactions in COVERED SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of December 31.

ACCOUNTS WITH BROKERS, DEALERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):
---------------------------------------------------------------------------

/_/ Neither I, nor any member of my FAMILY/HOUSEHOLD, as of December 31, , had any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

/_/ All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31, _____, with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

Name(s) and Address(es) of Account                   Account         Name(s) on
Institution(s):                                     Number(s):        Account:

1.
  --------------------------------------------- ------------------ -------------
2.
  --------------------------------------------- ------------------ -------------
3.
  --------------------------------------------- ------------------ -------------
4.
  --------------------------------------------- ------------------ -------------
5.
  --------------------------------------------- ------------------ -------------
6.
  --------------------------------------------- ------------------ -------------

All information provided in this Form C is true and complete to the best of my knowledge.


                                        ----------------------------------------
                                        SIGNATURE


                                        ----------------------------------------
                                        DATE SUBMITTED:


Appendix C - Annual Report of all Covered Securities

 Name of ACCESS PERSON:
                                        ----------------------------------------
 Date received by COMPLIANCE OFFICER:
                                        ----------------------------------------


    Title/Description of COVERED SECURITIES   Number of Shares  Principal Amount

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------

    ----------------------------------------- ----------------- ----------------


Note: All information should be reported as of December 31 of the CURRENT YEAR. Please use additional sheets.

Note: Please use additional sheets as needed: AND/OR,

/_/ Please see attached Brokerage Statements for a complete listing of my accounts and holdings.